Exhibit 99.1

	First Midwest Bancorp, Inc.		News Release First Midwest Bancorp, Inc. One Pierce Place, Suite 1500 Itasca, Illinois 60143-9768 (630) 875-7450

FOR IMMEDIATE RELEASE		CONTACT:	Cynthia Lance (Media) EVP and Corporate Secretary First Midwest Bancorp, Inc. (630) 875-7345

James Hotchkiss (Investors) EVP and Treasurer First Midwest Bank (630) 875-7244

TRADED:	NASDAQ Global Select Market		www.firstmidwest.com

SYMBOL:	FMBI

FIRST MIDWEST BANCORP, INC. ANNOUNCES TWO SEPARATE EXCHANGE

OFFERS TO STRENGTHEN CAPITAL COMPOSITION

ITASCA, IL, AUGUST 27, 2009 – First Midwest Bancorp, Inc. (“First Midwest” or the “Company”) (NASDAQ NGS: FMBI) today announced that, in order to enhance the Company’s already strong capital position, it has commenced an offer to exchange any and all of the $100,000,000 outstanding principal amount of the Company’s 5.85% Subordinated Notes due 2016 (the “Notes”) and a separate offer to exchange any and all of the $125,000,000 outstanding liquidation amount of the 6.95% Capital Securities (the “Capital Securities”) issued by First Midwest Capital Trust I for newly issued shares of common stock of the Company. These exchange offers are two separate transactions, and neither is conditioned on the completion of the other.

The exchange offers represent an efficient opportunity to strengthen the composition of First Midwest’s capital base by increasing its Tier 1 common and tangible common equity ratios, while also reducing the dividend and interest expense associated with the debt securities. By increasing its common equity component, First Midwest expects to have increased capital flexibility to take advantage of market opportunities and implement its long-term strategies.

Each exchange offer will expire at 11:59 p.m., New York City time, on September 24, 2009 (the “Expiration Date”), and each will have an early tender period (the “Early Tender Period”) that expires at 5:00 p.m. New York City time, on September 10, 2009. We may extend the Expiration Date or Early Tender Period for either offer or both offers, and we may terminate either offer or both offers early.

For each $1,000 liquidation amount of Capital Securities accepted in accordance with the terms of the Capital Securities exchange offer, First Midwest will issue a number of shares of its common stock equal to $750, plus an early tender premium of $50 for Capital Securities tendered during the Early Tender Period and not withdrawn, divided by the Relevant Price (as defined below). No early tender premium will be paid for Capital Securities tendered after the Early Tender Period. For each exchange offer, “Relevant Price” means the simple arithmetic average of the daily per share volume weighted average price (VWAP) of First Midwest’s common stock for each of the five consecutive trading days ending on the second trading day immediately preceding the Expiration Date of that exchange offer (the “Pricing Date”). The Company will issue no more than 7.5 million shares of its common stock in the Capital Securities exchange offer, and will prorate tendered Capital Securities as necessary to remain within this limit. In any proration, the Company will give preference to Capital Securities tendered during the Early Tender Period, and will accept Capital Securities tendered after the Early Tender Period only if it accepts 100% of the Capital Securities that are tendered during the Early Tender Period and are not withdrawn.

For each $1,000 principal amount of Notes accepted in accordance with the terms of the Notes exchange offer, First Midwest will issue a number of shares of its common stock equal to $850, plus an early tender premium of $50 for Notes tendered during the Early Tender Period and not withdrawn, divided by the Relevant Price. No early tender premium will be paid for Notes tendered after the Early Tender Period. The Company will issue no more than 3.5 million shares of its common stock in the Notes exchange offer, and will prorate tendered Notes as necessary to remain within this limit. In any proration, the Company will give preference to Notes tendered during the Early Tender Period, and will accept Notes tendered after the Early Tender Period only if it accepts 100% of the Notes that are tendered during the Early Tender Period and are not withdrawn.

The Relevant Price and the exchange ratios (with and without the early tender premium) for each exchange offer will be announced in a press release prior to 9:00 a.m. New York City time on the first trading day following the Pricing Date for such exchange offer. The Pricing Date for each exchange offer will be September 22, 2009, subject to extension. The exchange ratio information for each exchange offer will also be available at http://www.firstmidwest.com/aboutinvestor_exchangeoffers.asp and from D.F. King and Co., Inc., the information and tender agent, at the phone number or address set forth below.

The complete terms and conditions of each exchange offer are set forth in the respective Offering Memorandum and Letter of Transmittal for the relevant exchange offer (the “Exchange Offer Documents”), which are being sent separately to holders of the Capital Securities and the Notes. The description of the exchange offer in this press release is only a summary and is qualified in its entirety by reference to the relevant Exchange Offer Documents. Holders are urged to read the Exchange Offer Documents for the relevant Exchange Offer carefully. Copies of the Exchange Offer Documents may be obtained from D.F. King & Co., Inc., the information and tender agent for both offerings. Holders may contact D.F. King at 888-886-4425 or, for bankers and brokers, at 212-269-5550. Holders may also obtain the relevant Exchange Offer Documents by contacting First Midwest Investor Relations, at http://www.firstmidwest.com/aboutinvestor_exchangeoffers.asp or by email at investor.relations@firstmidwest.com.

Keefe, Bruyette & Woods, Inc. is acting as First Midwest’s financial advisor in connection with the exchange offers. KBW has not been retained to, and will not, solicit acceptances of either exchange offer or make any recommendations to holders with respect thereto. Sullivan & Cromwell LLP has provided the company with legal advice in connection with the exchange offers.

Each exchange offer is being made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act. This press release is for informational purposes only and neither an offer to purchase nor a solicitation to buy any of the common stock, the Notes and/or the Capital Securities, nor is it a solicitation for acceptance of either exchange offer. First Midwest is making each exchange offer only by, and pursuant to the terms of, the relevant Exchange Offer Documents. Neither exchange offer is being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of First Midwest, its financial or legal advisors, the trustees of the trust or the Notes indenture, the information agent, the exchange agent or any of their respective affiliates is making any recommendation as to whether holders should tender their Capital Securities and/or the Notes in connection with the respective exchange offer.

This press release contains forward-looking statements, including statements about the Company’s financial condition, results of operations, long-term growth strategies, and the completion and effect of the exchange offers. These statements are not historical facts but instead represent only the Company’s current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. First Midwest’s actual results and financial condition, as well as the effect of the exchange offers, may differ, possibly materially, from those indicated in these forward-looking statements. For a discussion of the factors that could cause actual results to differ materially from those described in the forward-looking statements, consult First Midwest’s Annual Report on Form 10-K for the year ended December 31, 2008, and subsequent filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website (www.sec.gov), as well as the Exchange Offer Documents for the relevant exchange offer.

First Midwest is the premier relationship-based banking franchise in the growing Chicagoland banking market. As one of the Chicago metropolitan area’s largest independent bank holding companies, First Midwest provides the full range of both business and retail banking and trust and investment management services through some 100 offices located in 62 communities, primarily in metropolitan Chicago. First Midwest was recently recognized by the Alfred P. Sloan Awards for Business Excellence in Workforce Flexibility in the greater Chicago area.

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